Exhibit 23.12

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-172826, 333-196527, and 333-184191) and in the Registration Statements on Form S-8 (Nos. 333-134767, 333-153019, 333-176792, 333-191505, and 333-191507) of Vista Gold Corp. of our report dated March 17, 2014, except for Note 2, as to which the date is June 3, 2014, relating to the financial statements for the year ended December 31, 2013, which appears in this Form 10‑K .

PricewaterhouseCoopers LLP
Denver, CO
March 2, 2015